Exhibit 99.1

Truett-Hurst Contact:

Investor Relations

Phone: (707) 431-7020

Email: IR@truetthurst.com

Truett-Hurst Announces Voluntary Plan for NASDAQ Delisting

and SEC Deregistration of Class A Common Stock

HEALDSBURG, CA — March 8, 2019 — Truett-Hurst, Inc. (NASDAQ: THST, the “Company”) today announced that its Board of Directors approved the Company undertaking to voluntarily delist its Class A common stock from the NASDAQ Capital Market (“NASDAQ”) and deregister its Class A common stock with the Securities and Exchange Commission (the “SEC”).

On March 8, 2019, the Company notified NASDAQ of its intent to voluntarily delist and withdraw the registration of its Class A common stock with the SEC. The Company intends to file a Form 25 with the SEC on or about March 18, 2019. The Company expects the last trading day for its common stock on NASDAQ will be on or about March 28, 2019.

The Company expects that the Class A common stock would be quoted on an over-the-counter market, such as the OTC Pink market, once trading in the Class A common stock on the NASDAQ is suspended following the effectiveness of the Form 25.

The Company intends to file a Form 15 with the SEC on or about March 28, 2019. Upon the filing of the Form 15, the Company's obligation to file annual, quarterly, and periodic reports with the SEC will be suspended immediately and such obligation will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

The Company is eligible to deregister with the SEC because it has fewer than 300 stockholders of record. The decision to delist and deregister was reached after the Board of Directors considered a number of matters, including (1) the significant costs and administrative burdens of preparing and filing current and periodic reports with the SEC, (2) the demands placed on management and the Company to comply with registration requirements, including compliance costs applicable to public companies, (3) the low trading volume and number of holders of the Class A common stock, (4) failure to fully realize the benefits of being a publicly-traded company, and (5) the expectation that the Company does not need to access the capital markets in the future.

Following the NASDAQ delisting, the Company expects its shares will be quoted on the OTC Market, but there can be no assurance that trading in the Company's Class A common stock will continue or that the liquidity of the Company's common stock will not be affected, which could negatively impact market prices for the Company's common stock and make it more difficult for stockholders to sell their shares.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC, an innovative super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California. For more information, visit Truett-Hurst’s website (www. truetthurst.com).

Forward Looking Statements

This release contains forward-looking statements which involve management assumptions, risks and uncertainties. The statements in this release that are not strictly historical in nature constitute "forward-looking statements." Such statements include estimates regarding the timing of the delisting and deregistration of the Company's common stock; expectations regarding the quotation of the Company's Class A common stock on the OTC Market; the impact of regulatory restrictions on the Company's business; expectations regarding cost savings and plans to implement cost savings measures; intent to disclose financial information; and statements regarding the impact of the delisting and deregistration on the market price and liquidity of the Company's Class A common stock. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to be different from views expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and the risks and uncertainties described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances arising after the date hereof.